UNITED STATES

SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 19, 2009

FUEL SYSTEMS SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32999	20-3960974

State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

3030 South Susan Street, Santa Ana, California		92704
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (714) 656-1300

______________________________________ (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Acquisition of Teleflex Incorporated’s Power Systems business.

On July 19, 2009, Fuel Systems Solutions, Inc. (“Fuel Systems”), entered into an equity interest purchase agreement (the “Equity Interest Purchase Agreement”) through which Fuel Systems will acquire Teleflex Incorporated’s Power Systems business (the “Power Systems Business”). The Power Systems Business operates in Canada, The Netherlands and Italy and manufactures, imports and exports auxiliary power systems and anti-idling auxiliary power units for transportation and industrial vehicles. Fuel Systems will acquire the equity interests of the Power Systems Business companies and partnerships, including Teleflex Ecotrans Technologies Inc. and Teleflex GFI Control Systems, Inc. which includes industrial and transportation alternative fuel components and systems and auxiliary power systems.

The purchase price for the Power Systems Business is $14.5 million in an all cash transaction ($15.0 million less $0.5 million of cash acquired). Each of Fuel Systems and Teleflex Incorporated has made customary representations, warranties and covenants in the Equity Interest Purchase Agreement including restrictive covenants with respect to non-competition and non-solicitiation. The completion of the acquisition is subject to various customary closing conditions. The parties currently anticipate consummating the acquisition in the third quarter of 2009.

The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Equity Interest Purchase Agreement a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

On July 20, 2009, the Company issued a press release announcing the acquisition, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Please note that the representations and warranties of each party set forth in the Equity Interest Purchase Agreement have been made solely for the benefit of the other party to the Equity Interest Purchase Agreement. You should not rely on such representations and warranties. Such representations and warranties (i) have been qualified by confidential disclosures made to the other party in connection with the Equity Interest Purchase Agreement, (ii) are subject to materiality qualifications contained in the Equity Interest Purchase Agreement which may differ from what may be viewed as material by investors, (iii) were made only as of the date of the Equity Interest Purchase Agreement or such other date as is specified in the Equity Interest Purchase Agreement, and (iv) may have been included in the Equity Interest Purchase Agreement for the purpose of allocating risk between the parties rather than establishing matters as facts. The Equity Interest Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Equity Interest Purchase Agreement, and not to provide investors with any other factual or disclosure information regarding the parties or their respective businesses.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

	2.1	Equity Interest Purchase Agreement, dated as of July 19, 2009, by and among Fuel Systems Solutions, Inc. and Teleflex Incorporated.

	99.1	Press release dated July 20, 2009 regarding the acquisition of Teleflex Incorporated’s Power Systems Business.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUEL SYSTEMS SOLUTIONS, INC.

Dated: July 22, 2009	By:	/s/ Matthew Beale ___________
Matthew Beale
President and Chief Financial Officer